Exhibit 10.60

EXECUTION VERSION

FOURTH AMENDMENT TO CREDIT AGREEMENT

THIS FOURTH AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) is made as of March 30, 2009 by and among LECG, LLC (the “Company”), the financial institutions party hereto (the “Lenders”), and BANK OF AMERICA, N.A., successor by merger to LaSalle Bank National Association, as administrative agent for the Lenders (the “Administrative Agent”).

RECITALS

A.            The Company, the financial institutions party thereto and the Administrative Agent entered into a Credit Agreement dated as of December 15, 2006 and amended as of July 16, 2007, December 20, 2007, and February 9, 2009 (as so amended, the “Credit Agreement”).  As security for the obligations under the Credit Agreement, LECG Corporation (the “Parent”), the Company and LECG Canada Holding, Inc. (together with the Parent and the Company, the “Grantors”) executed with and in favor of the Administrative Agent that Security Agreement dated as of February 9, 2009 (the “Security Agreement”).

B.            The Company, the Lenders and the Administrative Agent wish to further amend the Credit Agreement as set forth herein.

NOW THEREFORE, in consideration of the matters set forth in the recitals and the covenants and provisions herein set forth, and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.             Definitions.  Capitalized terms used but not defined herein are used as defined in the Credit Agreement.

2.             Amendments to Credit Agreement.  The Credit Agreement is hereby amended as follows:

(a)           Section 1.1 of the Credit Agreement shall be amended by adding the following additional defined terms, in appropriate alphabetical order:

Adjusted EBITDA means, for any period, Consolidated Net Income for such period plus, to the extent deducted in determining such Consolidated Net Income, and without duplication, (i) Interest Expense, (ii) income tax expense, (iii) depreciation and amortization for such period, including, but not limited to, amortization of Signing and Performance Bonus expense, (iv) non-cash equity compensation expense, (v) other non-cash charges (excluding any such non-cash charge to the extent that it represents an accrual or reserve for potential cash items in the future), (vi) extraordinary non-cash losses (as determined in accordance with GAAP) incurred other than in the ordinary course of business, (vii) goodwill impairment expense per GAAP, (viii) for periods including such quarters, cash restructuring charges incurred in the fiscal quarters ended December 31, 2008 (in an amount not to exceed $6,500,000) and ending March 31, 2009 and June 30, 2009 (in an amount not to exceed $2,500,000 for both quarters combined), and

(ix) expensed acquisition costs of up to $500,000 minus, to the extent included in Consolidated Net Income, extraordinary gains (as determined in accordance with GAAP) realized other than in the ordinary course of business, for such period. In addition, “Adjusted EBITDA” shall also (x) include Adjusted EBITDA for each Subsidiary, business or division acquired in an Acquisition occurring during such period for which financial statements have been received as required pursuant hereto as if such Acquisition had occurred as of the first day of such period, and (y) exclude Adjusted EBITDA attributable to each Asset Disposition of a Subsidiary, business or division occurring in the relevant period as if such Asset Disposition had occurred as of the first day of such period.

Borrowing Base Certificate means a certificate substantially in the form of Exhibit F.

Borrowing Base Deficiency means, at any time, the failure of (a) the sum of 80% of the value of the Eligible Receivables (based upon the Borrowing Base Certificate then most recently delivered by the Company to the Administrative Agent hereunder) to equal or exceed (b) the Revolving Outstandings at such time.

Defaulting Lender means any Lender that (a) has refused (which refusal may be given verbally or in writing and has not been retracted) or failed to fund any portion of the Loans or participations in Letters of Credit required to be funded by it hereunder which refusal or failure is not cured within one Business Day after the date of such refusal or failure, (b) has otherwise failed to pay over to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within one Business Day of the date when due, unless the subject of a good faith dispute or unless such failure has been cured, or (c) is deemed insolvent or such Lender becomes subject to a Lender-Related Distress Event.

Eligible Receivables means Receivables of the Company subject to the Lien of the Collateral Documents, the value of which shall be determined by taking into consideration, among other factors, their book value determined in accordance with GAAP; provided, however, that none of the following classes of Receivables shall be deemed to be Eligible Receivables:

(a)           Receivables that do not arise out of sales of goods or rendering of services in the ordinary course of the Company’s business;

(b)           Receivables payable other than in Dollars or that are otherwise on terms other than those normal or customary in the Company’s business;

(c)           Receivables owing from any Person that is an Affiliate of the Parent;

(d)           Receivables more than 120 days past original invoice date;

(e)           Receivables owing from any Person from which an aggregate amount of more than 33% of the Receivables owing therefrom is more than 120 days past the date due;

(f)            Receivables owing from any Person that (i) has disputed liability for any Receivable owing from such Person or (ii) has otherwise asserted any claim, demand or liability against the Parent or any of its Subsidiaries, whether by action, suit, counterclaim or otherwise; provided that for purposes of subclause (f)(i), such Receivables shall be excluded only to the extent of the amounts being disputed by such Person at any date of determination;

(g)           Receivables owing from any Person that shall take or be the subject of any action or proceeding of a type described in Section 13.1.4;

(h)           Receivables (i) owing from any Person that is also a supplier to or creditor of the Parent or any of its Subsidiaries unless such Person has waived any right of setoff in a manner acceptable to the Administrative Agent or (ii) representing any manufacturer’s or supplier’s credits, discounts, incentive plans or similar arrangements entitling the Parent or any of its Subsidiaries to discounts on future purchase therefrom;

(i)            Receivables arising out of sales to account debtors outside the United States unless such Receivables are fully backed by an irrevocable letter of credit on terms, and issued by a financial institution, acceptable to the Administrative Agent and such irrevocable letter of credit is in the possession of the Administrative Agent; and

(j)            Receivables in respect of which there does not exist a valid and perfected first priority lien or security interest in favor of the Administrative Agent, securing the Obligations.

Lender-Related Distress Event means, with respect to any Lender or any Person that directly or indirectly controls such Lender (each, a “Distressed Person”), as the case may be, a  voluntary or involuntary case with respect to such Distressed Person under the U.S. Bankruptcy Code or any similar bankruptcy or insolvency laws of its jurisdiction of formation, or a custodian, conservator, receiver or similar official is appointed for such Distressed Person or any substantial part of such Distressed Person’s assets, or such Distressed Person or any Person that directly or indirectly controls such Distressed Person is subject to a forced liquidation, merger, sale or other change of control supported in whole or in part by guaranties or other support of (including without limitation the nationalization or assumption of ownership or operating control by) the U.S. government or other governmental authority, or such Distressed Person makes a general assignment for the benefit of creditors or is otherwise adjudicated as, or determined by any governmental authority having regulatory authority over such Distressed Person or its assets to be, insolvent, bankrupt, or deficient in meeting any capital adequacy or liquidity standard of any such governmental authority.

Receivables means accounts (as defined in the Uniform Commercial Code) of the Company arising in the ordinary course of business.

Restricted Period means the period from March 30, 2009 through the Termination Date, provided, if the Company delivers to the Administrative Agent a Compliance Certificate in accordance with Section 10.1.3 in respect of any fiscal quarter ending on or after June 30, 2009, demonstrating that (i) EBITDA for the Computation Period ending on such date is in excess of $25,000,000, and (ii) the Fixed Charge Coverage Ratios for any two or more consecutive Computation Periods, each ending after March 31, 2009, were greater than 2:00:1:00; then the Restricted Period shall end on the Business Day following the date of such delivery.

Swing Line Availability means, at any time,  the lesser of (a) the Swing Line Commitment Amount and (b) Revolving Commitment (less Revolving Outstandings at such time), provided that during the Restricted Period, no Borrowing Base Deficiency shall exist at such time.

Total Debt to Adjusted EBITDA Ratio means, as of the last day of any Fiscal Quarter, the ratio of (a) Total Debt as of such day to (b) Adjusted EBITDA for the Computation Period ending on such day.

(b)           Section 1.1 of the Credit Agreement shall be further amended by amending and restating the definition of “EBIT”, to read as follows:

EBIT means, for any period, Consolidated Net Income for such period plus, to the extent deducted in determining such Consolidated Net Income, without duplication, (i) Interest Expense, (ii) income tax expense, (iii) amortization of Signing and Performance Bonus expense, (iv) non-cash equity compensation expense, (v) other non-cash charges (excluding any such non-cash charge to the extent that it represents an accrual or reserve for potential cash items in the future), (vi) extraordinary non-cash losses (as determined in accordance with GAAP) incurred other than in the ordinary course of business, (vii) goodwill impairment expense per GAAP, (viii) for periods including such quarters, cash restructuring charges incurred in the fiscal quarters ended December 31, 2008 (in an amount not to exceed $6,500,000) and ending March 31, 2009 and June 30, 2009 (in an amount not to exceed $2,500,000 for both quarters combined), and (ix) expensed acquisition costs of up to $500,000.

(c)           Section 1.1 of the Credit Agreement shall be further amended by amending and restating “Applicable Margin” to read as follows:

Applicable Margin means, for any day, the rate per annum set forth below opposite the level (the “Level”) then in effect, it being understood that the Applicable Margin for (i) Eurocurrency Rate Loans and the L/C Fee Rate shall be the percentage set forth under the column “Eurocurrency Rate Margin and L/C Fee Rate”, (ii) Base Rate Loans shall be the percentage set forth under the column

“Base Rate Margin”, and (iii) the Non-Use Fee Rate shall be the percentage set forth under the column “Non-Use Fee Rate”:

Level	Total Debt to EBITDA Ratio	Eurocurrency Rate Margin and L/C Fee Rate	Base Rate Margin	Non-Use Fee Rate
I	Less than or equal to 1.0:1.0	3.50%	2.50%	0.50%
II	Greater than 1.0:1.0 but less than or equal to 2.0:1.0	4.00%	3.00%	0.55%
III	Greater than 2.0:1.0	4.50%	3.50%	0.60%

The Eurocurrency Rate Margin, the Base Rate Margin, the Non-Use Fee Rate and the L/C Fee Rate shall be adjusted, to the extent applicable, on the fifth (5th) Business Day after the Company provides the annual and quarterly financial statements and other information pursuant to Sections 10.1.1 or 10.1.2, as applicable (such day, the “Adjustment Date”), and the related Compliance Certificate, pursuant to Section 10.1.3; provided that Level II shall apply at all times from March 30, 2009 through the Adjustment Date in respect of the fiscal quarter ending September 30, 2009 unless and to the extent Level III shall at any time otherwise be indicated under this definition.  Notwithstanding anything contained in this paragraph to the contrary, (a) if the Company fails to deliver the financial statements and Compliance Certificate in accordance with the provisions of Sections 10.1.1, 10.1.2 and 10.1.3, the Eurocurrency Rate Margin, the Base Rate Margin, the Non-Use Fee Rate and the L/C Fee Rate shall be based upon Level III above beginning on the date such financial statements and Compliance Certificate were required to be delivered until the fifth (5th) Business Day after such financial statements and Compliance Certificate are actually delivered, whereupon the Applicable Margin shall be determined by the then current Level, and (b) no reduction to any Applicable Margin shall become effective at any time when an Event of Default or Unmatured Event of Default has occurred and is continuing.

(d)           Section 1.1 of the Credit Agreement shall be further amended by amending and restating “Minimum Asset Coverage Ratio” to read as follows:

Minimum Asset Coverage Ratio means, in respect of the Parent and its Subsidiaries on a consolidated basis, as of any date of determination, (i) the sum of cash and net accounts receivable, divided by (ii) the sum of Total Debt plus contingent obligations in respect of undrawn letters of credit, as of such date.

(e)           Section 2.1.1 of the Credit Agreement shall be amended and restated to read as follows:

2.1.1        Revolving Loan Commitment.  Each Lender with a Revolving Loan Commitment agrees to make loans on a revolving basis (“Revolving Loans”) in the applicable Designated Currency requested by Company from time to time until the Termination Date in such Lender’s Pro Rata Share of such aggregate amounts as the Company may request from all Lenders; provided that (i) the Revolving Outstandings will not at any time exceed the Revolving Commitment (less the amount of any Swing Line Loans outstanding at such time; provided, that the aggregate Dollar Equivalent of all outstanding Loans denominated in a Foreign Currency shall not exceed $10,000,000), and (ii) during the Restricted Period, no Borrowing Base Deficiency shall exist or result therefrom.

(f)            Section 2.1.2(a) of the Credit Agreement shall be amended by deleting the first sentence thereof and inserting in its place the following:

Subject to Section 2.3.1, the Issuing Lender agrees to issue letters of credit denominated in Agreed Currencies, in each case containing such terms and conditions as are permitted by this Agreement and are reasonably satisfactory to the Issuing Lender (including the letters of credit listed on Schedule 2.1, each, a “Letter of Credit”), at the request of and for the account of the Company from time to time before the scheduled Termination Date; provided that (i) the Dollar Equivalent of the aggregate Stated Amount of all Letters of Credit shall not at any time exceed $25,000,000, (ii) the Revolving Outstandings shall not at any time exceed the Revolving Commitment (less the amount of any Swing Line Loans outstanding at such time), and (iii) during the Restricted Period, no Borrowing Base Deficiency shall exist or result therefrom; and, as more fully set forth in Section 2.3.2, each Lender agrees to purchase a participation in each such Letter of Credit.

(g)           Section 2.2.4(a) of the Credit Agreement shall be amended by adding the following at the end thereof:

Notwithstanding the foregoing, in the event that the Swing Line Lender determines that any other Lender is a Defaulting Lender, the Swing Line Lender shall not be required to extend any Swing Line Loan unless arrangements satisfactory to such Swing Line Lender shall have been entered into to eliminate such Swing Line Lender’s risk with respect to the participation in Swing Line Loans of such Defaulting Lender, which may include requiring the Company to cash collateralize in a matter satisfactory to such Swing Line Lender such Defaulting Lender’s Pro Rata Share of Swing Line Loans.

(h)           Section 2.3.1 of the Credit Agreement shall be amended by adding the following at the end thereof:

Notwithstanding the foregoing, in the event that any Issuing Lender determines that any Lender is a Defaulting Lender, the respective Issuing Lender shall not be required to issue any Letter of Credit unless arrangements satisfactory to such Issuing Lender shall have been entered into in order to eliminate such Issuing Lender’s risk with respect to the participation in Letters of Credit of such Defaulting Lender, which may include requiring the Company to cash collateralize such Defaulting Lender’s Pro Rata Share of the Stated Amount of all Letters of Credit.

(i)            Section 6.2.2 of the Credit Agreement shall be amended by adding at the end thereof:

(c)           If there exists at any time a Borrowing Base Deficiency, the Company shall within three Business Days prepay Revolving Loans or Cash Collateralize the outstanding Letters of Credit, or do a combination of the foregoing, in an amount sufficient to eliminate such deficiency.

(j)            Section 10.1.9 of the Credit Agreement shall be amended and restated to read as follows:

10.1.9          Accounts Receivable Agings; Borrowing Base Certificate.  Promptly when available and in any event within 30 days after the end of each calendar month, (i) an accounts receivable aging report, in form and detail reasonably satisfactory to the Administrative Agent, in respect of the Parent and its Subsidiaries, and (ii) during the Restricted Period, a Borrowing Base Certificate.

(k)           Section 10 of the Credit Agreement shall be further amended by adding the following Section 10.10 at the end thereof:

10.10           Deposit and Investment Accounts.  Notwithstanding any other term or provision of this Agreement or any other Loan Document to the contrary, maintain at all times from and after May 31, 2009 effective control agreements in form reasonably satisfactory to the Administrative Agent in respect of all deposit accounts and investment accounts held or maintained from time to time with U.S. branches or offices of depository institutions, financial intermediaries or financial institutions by the Parent, the Company, or any of their respective Subsidiaries.

(l)            Section 11.12.1 of the Credit Agreement shall be amended and restated to read in full as follows:

11.12.1        Total Debt to Adjusted EBITDA Ratio.  Not permit the Total Debt to Adjusted EDITDA Ratio as of the last day of any Computation Period to exceed 2.50 to 1.00.

(m)          Section 11.12.2 of the Credit Agreement shall be amended and restated to read in full as follows:

11.12.2        Fixed Charge Coverage Ratio.  Not permit the Fixed Charge Coverage Ratio as of the last day of any Computation Period to be less than the amount indicated below:

Fiscal Quarter Ending Nearest	Minimum Ratio
December 31, 2008	2.00:1.00
March 31, 2009	1.50:1.00
June 30, 2009, September 30, 2009	1.25:1:00
December 31, 2009 and thereafter	2.00:1.00

(n)           Section 12.2.1 of the Credit Agreement shall be amended and restated to read as follows:

12.2.1          Compliance with Warranties, No Default, etc.  Both before and after giving effect to any borrowing and the issuance of any Letter of Credit, the following statements shall be true and correct:

(a)           the representations and warranties of each Loan Party set forth in this Agreement and the other Loan Documents shall be true and correct in all respects with the same effect as if then made (except to the extent stated to relate to a specific earlier date, in which case such representations and warranties shall be true and correct as of such earlier date);

(b)           no Event of Default or Unmatured Event of Default shall have then occurred and be continuing; and

(c)           during the Restricted Period, no Borrowing Base Deficiency shall exist.

(o)           Section 13.1.5(a) of the Credit Agreement shall be amended by deleting the phrase “Section 10.1.5, 10.3(b) or 10.5 or Section 11” and inserting in its place:  “Section 10.1.5, 10.1.9, 10.3(b), 10.5 or 10.10 or Section 11”.

(p)           The Credit Agreement shall be further amended by deleting Exhibit B thereof and replacing it with the Exhibit B attached hereto as Annex I.

(q)           The Credit Agreement shall be further amended by (i) adding “EXHIBIT F Borrowing Base Certificate” to the Table of Contents under “EXHIBITS”, and (ii) adding as Exhibit F thereof the Exhibit F attached hereto as Annex II.

3.             Acknowledgement and Waiver.

(a)           The Administrative Agent and Lenders hereby acknowledge receipt of all assignments of life insurance policies required under Section 11 of that Third Amendment to Credit Agreement dated as of February 9, 2009 among the parties hereto, and hereby waive any Event of Default or Unmatured Event of Default arising from any failure of the Company to deliver such assignments prior to the date specified in such Section 11 (“Existing Default”).

(b)           Nothing contained herein shall be deemed a waiver of (or otherwise affect the Lenders’ ability to enforce) any other default or event of default under the Credit Agreement, including (i) any default or event of default as may now or hereafter exist and arise from or otherwise be related to (but not otherwise constituting) the Existing Default (including without limitation any cross-default arising under the Credit Agreement by virtue of any matters resulting from the Existing Default), and (ii) any default or event of default arising at any time after the Effective Date and which is the same as or similar to the Existing Default.

4.             Effectiveness.  This Amendment (including the waiver at Section 3) shall become effective upon the satisfaction of each of the following conditions precedent (such date, the “Effective Date”):

(i)            The Administrative Agent shall have received duly-executed counterpart originals (or, if agreed by Administrative Agent, fax or PDF copies) of (A) this Amendment from the Company and the Required Lenders, and (B) an Amendment to Security Agreement substantially in the form attached hereto as Annex III from the Parent, the Company, and LECG Canada Holding, Inc.

(ii)           The Administrative Agent shall have received from the Company a certificate signed by the secretary, assistant secretary or chief financial officer of the Loan Parties, dated the Effective Date, in form and substance satisfactory to the Administrative Agent, and certifying evidence of the authorization of the execution, delivery and performance by the Loan Parties of this Amendment and the other documents and agreements delivered in connection herewith (together, the “Amendment Documents”).

(iii)          The Administrative Agent shall have received such evidence of the valid existence and good standing of the Loan Parties executing any of the Amendment Documents as the Administrative Agent shall request.

(iv)          The Company shall have paid all fees required under that letter dated March 19, 2009, among Banc of America Securities LLC, the Administrative Agent and the Company.

(v)           The Company shall have paid or reimbursed to the Administrative Agent all reasonable and documented costs and attorneys’ fees incurred by the Administrative Agent in connection with this Amendment and the other Amendment Documents.

(vi)          The Administrative Agent shall have received a Borrowing Base Certificate, dated as of February 28, 2009, duly certified by the chief executive officer, chief financial officer, treasurer or controller of the Company.

(vii)         The Administrative Agent shall have received, in form and substance reasonably satisfactory to it, such additional opinions, approvals, consents, documents and other information as the Administrative Agent or any Lender shall reasonably request.

5.             Representations and Warranties.  To induce the Administrative Agent and the undersigned Lenders to execute this Amendment, the Company represents and warrants as follows:

(a)           The Company is duly authorized to execute and deliver this Amendment and the other Amendment Documents, and to perform its obligations hereunder and thereunder.

(b)           The representations and warranties in the Loan Documents (including but not limited to Section 9 of the Credit Agreement), as amended hereby, are true and correct in all material respects with the same effect as though made on and as of the date of this Amendment (except to the extent stated to relate to a specific earlier date, in which case such representations and warranties were true and correct as of such earlier date).

6.             Affirmation.  Except as expressly amended hereby or by the other Amendment Documents, the Credit Agreement and the other Loan Documents are and shall continue in full force and effect and the Company hereby fully ratifies and affirms each Loan Document to which it is a party.  Any reference to the Credit Agreement found in the Credit Agreement or any other Loan Document shall be a reference to the Credit Agreement as amended hereby.  This Amendment shall constitute a Loan Document for purposes of the Credit Agreement and the other Loan Documents.

7.             Counterparts.  This Amendment may be executed in two or more counterparts, each of which shall constitute an original, but all of which when taken together shall constitute one instrument.  Delivery of an executed counterpart of this Amendment by facsimile or electronic mail shall be effective as delivery of an original counterpart.

8.             Headings.  The headings and captions of this Amendment are for the purposes of reference only and shall not affect the construction of, or be taken into consideration in interpreting, this Amendment.

9.             APPLICABLE LAW.  THIS AMENDMENT SHALL BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF ILLINOIS APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES.

10.           Costs and Expenses.  The Company hereby affirms its obligation under Section 15.5 of the Credit Agreement to reimburse the Administrative Agent for all reasonable out-of-pocket costs and expenses paid or incurred thereby in connection with the preparation, execution and delivery of this Amendment and the other Amendment Documents, including but not limited to the Attorney Costs with respect thereto.

[signature pages follow]

The parties hereto have caused this Amendment to be executed by their duly authorized officers, all as of the day and year first above written.

LECG, LLC

By:	/s/ Steven R. Fife

Title:	CFO

[Signature Page 1 to Fourth Amendment]

BANK OF AMERICA, N.A.,
as Administrative Agent

By:	/s/ Ken Puro

Ken Puro

Title:	Vice President

BANK OF AMERICA, N.A.,
as Issuing Lender, and a Lender

By:	/s/ [ILLEGIBLE]

Title:	Senior Vice President

[Signature Page 2 to Fourth Amendment]

U. S. BANK NATIONAL
ASSOCIATION, as a Lender

By:

Title:

[Signature Page 3 to Fourth Amendment]

KEY BANK N.A., as a Lender

By:	/s/ [ILLEGIBLE]

Title:	Associate

[Signature Page 4 to Fourth Amendment]

WELLS FARGO BANK, N.A., as a
Lender

/s/ Michael R. Jones

By:	Michael R. Jones

Title:	Vice President

[Signature Page 5 to Fourth Amendment]

THE NORTHERN TRUST COMPANY,
as a Lender

By:	/s/ [ILLEGIBLE]

Title:	Senior Vice President

[Signature Page 6 to Fourth Amendment]

ANNEX I

EXHIBIT B

FORM OF COMPLIANCE CERTIFICATE

To:                              Bank of America, N.A.

Please refer to the Second Amended and Restated Credit Agreement dated as of December 15, 2006 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) among LECG, LLC (the “Company”), various financial institutions and LaSalle Bank National Association (predecessor by merger to Bank of America, N.A.), as Administrative Agent.  Terms used but not otherwise defined herein are used herein as defined in the Credit Agreement.

I.                                         Reports.  Enclosed herewith is a copy of the [annual audited/quarterly/monthly] report of the Parent as at                          ,            (the “Computation Date”), which report fairly presents in all material respects the financial condition and results of operations [(subject to the absence of footnotes and to normal year-end adjustments)] of the Parent as of the Computation Date and has been prepared in accordance with GAAP consistently applied.

II.                                     Financial Tests.  The Company hereby certifies and warrants to you that the following is a true and correct computation as at the Computation Date of the following ratios and/or financial restrictions contained in the Credit Agreement:

A.                                    Section 11.12.2 – Minimum Fixed Charge Coverage Ratio

1.	Consolidated Net Income		$

2.	Plus:	(i) Interest Expense	$
		(ii) income tax expense	$
		(iii) amortization of Signing and Performance Bonus expense	$
		(iv) non-cash equity compensation	$
		(v) other non-cash charges Specify:	$
$
$
$
		(vi) extraordinary non-cash losses	$
		(vii) goodwill impairment	$

1

(viii) cash restructuring charges incurred in fiscal quarters ended December 31, 2008 (< $6,500,000) and ending March 31, 2009 and June 30, 2009 (< $2,500,000 for both quarters combined) (if applicable)

$
	(ix) expensed acquisition costs (< $500,000)	$

3.	Total (EBIT)	$

4.	Rentals	$

5.	Sum of (3) and (4)	$

6.	Cash Interest Expense	$

7.	Sum of (4) and (6)	$

8.	Ratio of (5) to (7)		to 1.00

9.	Minimum Required:

Fiscal Quarter Ending Nearest	Minimum Ratio
December 31, 2008	2.00:1.00
March 31, 2009	1.50:1.00
June 30, 2009, September 30, 2009	1.25:1:00
December 31, 2009 and thereafter	2.00:1.00

B.                                    Section 11.12.1 – Maximum Total Debt to Adjusted EBITDA Ratio

1.	Total Debt		$

2.	Consolidated Net Income		$

3.	Plus:	(i) Interest Expense	$
		(ii) income tax expense	$
		(iii) depreciation	$
		(iv) amortization	$

2

	(v) non-cash equity compensation	$
	(vi) other non-cash charges Specify:	$
$
$
$
	(vii) extraordinary non-cash losses	$
	(viii) goodwill impairment	$
	(ix) cash restructuring charges incurred in fiscal quarters ended December 31, 2008 (< $6,500,000) and ending March 31, 2009 and June 30, 2009 (< $2,500,000 for both quarters combined) (if applicable)	$
	(x) expensed acquisition costs (up to $500,000)	$

4.	Total (Adjusted EBITDA)	$

5.	Ratio of (1) to (4)		to 1

6.	Maximum allowed		2.50:1.00

C.                                    Section 11.12.3 – Minimum Asset Coverage Ratio

1.	Cash	$

2.	Net accounts receivable	$

3.	Total Debt plus undrawn letters of credit	$

4.	Ratio of ((1) + (2)) to (3)		to 1

5.	Minimum allowed		1.50:1.00

D.                                    Section 11.13 – Signing and Performance Bonuses

1.	Signing and Performance Bonuses paid in 12 month period ending on Computation Date	$

3

2.	Maximum allowed:

12 Month Period Ending	Maximum
October 1, 2007 – September 30, 2008	75% of EBITDA
October 1, 2008 – June 30, 2009	100% of EBITDA
July 1, 2009 – December 31, 2009	75% of EBITDA
After December 31, 2009	50% of EBITDA

E.                                      Restricted Period Termination

1.	EBITDA (B.4 less B.3(ix))	$

	Minimum		$25,000,000

2.	Fixed Charge Coverage Ratios for any two or more consecutive Computation Periods, each ending after March 31, 2009, greater than 2.00:1:00 (Y/N)?

	Restricted Period
	Terminated (Y/N)?

The Company further certifies to you that no Event of Default or Unmatured Event of Default has occurred and is continuing.

The Company has caused this Certificate to be executed and delivered by its duly authorized officer on                           ,       .

LECG, LLC

By:

Title:

4

ANNEX II

EXHIBIT F

FORM OF BORROWING BASE CERTIFICATE

Date:

To:                              Bank of America, N.A.,
as Administrative Agent

Ladies and Gentlemen:

Reference is made to that certain Credit Agreement dated as of December 15, 2006 and amended as of July 16, 2007, December 20, 2007, February 9, 2009 and March 30, 2009 (as amended, modified, renewed or extended from time to time, the “Credit Agreement”), among LECG, LLC (the “Company”), the several financial institutions from time to time party thereto (the “Lenders”) and Bank of America, N.A., successor by merger to LaSalle Bank National Association, as administrative agent for the Lenders (in such capacity, the “Administrative Agent”).  Unless otherwise defined herein, capitalized terms used herein have the respective meanings assigned to them in the Credit Agreement.  This Borrowing Base Certificate is made and delivered pursuant to Section 10.1.9 of the Credit Agreement.

The undersigned Responsible Officer of the Company hereby certifies as of the date hereof that he/she is the [                         ] of the Company, and that, as such, he/she is authorized to execute and deliver this Certificate to the Lenders and the Administrative Agent on the behalf of the Company, and that  the information set forth on Schedule 1 hereto is true, accurate and complete as of                           .

IN WITNESS WHEREOF, the undersigned has executed this Certificate as the                         of the Company as of                             .

LECG, LLC

By:
Name:
Title:

1

SCHEDULE 1
to the Borrowing Base Certificate

Date of Calculation:

A.	Eligible Receivables

1.                    Aggregate amount of the Company’s Receivables, subject to the Lien of the Collateral Documents, the value of which shall be determined by taking into consideration, among other factors, their book value determined in accordance with GAAP

2. Less ineligible Receivables:

(a) Receivables that do not arise out of sales of goods or rendering of services in the ordinary course of the Company’s business

(b) Receivables payable other than in Dollars or that are otherwise on terms other than those normal or customary in the Company’s business

(c) Receivables owing from any Person that is an Affiliate of the Parent

(d) Receivables more than 120 days past original invoice date

(e) Receivables owing from any Person from which an aggregate amount of more than 33% of the Receivables owing therefrom is more than 120 days past the date due

(f)                        Receivables owing from any Person that (i) has disputed liability for any Receivable owing from such Person or (ii) has otherwise asserted any claim, demand or liability against the Parent or any of its Subsidiaries, whether by action, suit, counterclaim or otherwise; provided that for purposes of subclause (f)(i), such Receivables shall be excluded only to the extent of the amounts being disputed by such Person at any date of determination

(g) Receivables owing from any Person that shall take or be the subject of any action or proceeding of a type described in Section 13.1.4 of the Credit Agreement

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(h)                     Receivables (i) owing from any Person that is also a supplier to or creditor of the Parent or any of its Subsidiaries unless such Person has waived any right of setoff in a manner acceptable to the Administrative Agent or (ii) representing any manufacturer’s or supplier’s credits, discounts, incentive plans or similar arrangements entitling the Parent or any of its Subsidiaries to discounts on future purchase therefrom

(i)                         Receivables arising out of sales to account debtors outside the United States unless such Receivables are fully backed by an irrevocable letter of credit on terms, and issued by a financial institution, acceptable to the Administrative Agent and such irrevocable letter of credit is in the possession of the Administrative Agent

(j) Receivables in respect of which there does not exist a valid and perfected first priority lien or security interest in favor of the Administrative Agent, securing the Obligations

3. Total ineligible Receivables (sum of (a) through (j) of 2)

4. Total Eligible Receivables (1 minus 3)

5. Eligible Receivables Borrowing Base (80% of 4)

B.	Borrowing Base and Availability

1. Total Borrowing Base (A.5)

2. Outstanding aggregate principal amount of Revolving Loans

3. Stated Amount of all Letters of Credit

4. Total Revolving Outstandings (sum of B.2 and B.3)

5. Amount of Borrowing Base Deficiency (greater of (i) zero and (ii) B.4 minus B.1)

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ANNEX III

FORM OF FIRST AMENDMENT

TO SECURITY AGREEMENT

THIS FIRST AMENDMENT TO SECURITY AGREEMENT (this “Amendment”), dated as of March 30, 2009, is made by and among LECG, LLC, a California limited liability company (the “Company”), LECG CORPORATION, a Delaware corporation (the “Parent”), certain other affiliates of the Company listed in Annex I to the Security Agreement (as defined herein) or acceding thereto as provided in Section 18 of the Security Agreement (“Additional Grantors” and, together with the Company and the Parent, the “Grantors”), and BANK OF AMERICA, N.A., successor by merger to LaSalle Bank National Association, as administrative agent and collateral agent for itself, the Lenders, and certain Affiliates of the Lenders to which Bank Product Obligations or Hedging Obligations may from time to time be owed (in such capacity, the “Administrative Agent”).

RECITALS

A.            The Company, the financial institutions party thereto and the Administrative Agent entered into a Credit Agreement dated as of December 15, 2006 and amended as of July 16, 2007, December 20, 2007, February 9, 2009 and March 30, 2009 (as amended, modified, renewed or extended from time to time, the “Credit Agreement”).  As security for the obligations under the Credit Agreement, the Grantors executed with and in favor of the Administrative Agent that Security Agreement dated as of February 9, 2009 (the “Security Agreement”).

B.            The Grantors and the Administrative Agent wish to amend the Security Agreement as set forth herein.

NOW THEREFORE, in consideration of the matters set forth in the recitals and the covenants and provisions herein set forth, and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.             Definitions.  Capitalized terms used but not defined herein are used as defined in the Security Agreement.

2.             Amendments to Security Agreement.  The Security Agreement is hereby amended as follows:

(a)           Section 2(a) of the Security Agreement shall be amended by deleting the last sentence thereof and replacing it with the following:

“Notwithstanding the foregoing, except for fixtures (to the extent covered by Article 9 of the UCC), such grant of a security interest shall not extend to, and the term “Collateral” shall not include, any asset which would be real property under the law of the jurisdiction in which it is located.”

(b)           Section 2(l) of the Security Agreement shall be amended by deleting the final sentence thereof and by amending and restating the first sentence as follows:

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“(l)          Without limiting the foregoing provisions of this Section 2, each Grantor will cooperate with the Administrative Agent in obtaining control (as defined in the UCC) of Collateral consisting of any (i) Deposit Accounts or Investment Property with any U.S. branch or office of any depository institution, financial intermediary or financial institution, (ii) Electronic Chattel Paper or (iii) Letter-of-Credit Rights.”

(c)           Section 2(o) of the Security Agreement shall be amended by deleting the phrase “subsections (f), (g), (h), (i), (j), (k) and (l)” and replacing it with the following:  “subsections (f), (g), (i), (j), and (k)”.

(d)           Section 3(g) of the Security Agreement shall be amended by adding the following after the “;” at the end of clause (vi) thereof:

“and

(vii)         with respect to the Rights to Payment constituting Eligible Receivables, except as disclosed in writing to the Administrative Agent, the Company has no knowledge that any of the criteria for eligibility are not satisfied.”

(e)           Section 4(l) of the Security Agreement shall be amended and restated to read as follows:

“(l)          Upon the establishment of any new Deposit Account, or any new securities account with respect to any Investment Property with any U.S. branch or office of any depository institution, financial intermediary or financial institution, each Grantor shall immediately deliver to Administrative Agent a control agreement in form and substance satisfactory to Administrative Agent in respect of such new Deposit Account or new securities account, duly executed by each party thereto (other than the Administrative Agent).”

3.             Effectiveness.  This Amendment shall become effective upon the “Effective Date”, as defined in that Fourth Amendment to Credit Agreement, dated as of the date hereof, by and among the Company, the Lenders and the Administrative Agent (the “Fourth Amendment”).

4.             Representations and Warranties.  To induce the Administrative Agent to execute this Amendment, each Grantor represents and warrants as follows:

(a)           Such Grantor is duly authorized to execute and deliver this Amendment and to perform its obligations hereunder.

(b)           The representations and warranties in the Security Agreement, as amended hereby, are true and correct in all material respects with the same effect as though made on and as of the date of this Amendment (except to the extent stated to relate to a specific earlier date, in which case such representations and warranties were true and correct as of such earlier date).

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5.             Affirmation.  Except as expressly amended hereby or by the other Amendment Documents, the Credit Agreement and the other Loan Documents are and shall continue in full force and effect and each Grantor hereby fully ratifies and affirms each Loan Document to which it is a party.  Any reference to the Security Agreement found in the Security Agreement or any other Loan Document shall be a reference to the Security Agreement as amended hereby.  This Amendment shall constitute a Loan Document for purposes of the Credit Agreement and the other Loan Documents.

6.             Entire Agreement; Amendment.  This Amendment, together with the other Loan Documents, embodies the entire agreement and understanding among the Grantors, the Lenders and the Administrative Agent, and supersedes all prior or contemporaneous agreements and understandings of such Persons, verbal or written, relating to the subject matter hereof and thereof and shall not be amended except by the written agreement of the parties as provided in the Credit Agreement

7.             Severability.  If any provision of this Amendment is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Amendment shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions.  The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction

8.             Counterparts.  This Amendment may be executed in two or more counterparts, each of which shall constitute an original, but all of which when taken together shall constitute one instrument.  Delivery of an executed counterpart of this Amendment by facsimile or electronic mail shall be effective as delivery of an original counterpart.

9.             Incorporation of Provisions of the Credit Agreement.  To the extent the Credit Agreement contains provisions of general applicability to the Loan Documents, including any such provisions contained in Section 15 thereof, such provisions are incorporated herein by this reference.

10.           No Inconsistent Requirements.  Each Grantor acknowledges that this Amendment and the other Loan Documents may contain covenants and other terms and provisions variously stated regarding the same or similar matters, and agrees that all such covenants, terms and provisions are cumulative and all shall be performed and satisfied in accordance with their respective terms.

11.           Headings.  The headings and captions of this Amendment are for the purposes of reference only and shall not affect the construction of, or be taken into consideration in interpreting, this Amendment.

12.           APPLICABLE LAW.  THIS AMENDMENT SHALL BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF ILLINOIS APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED

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ENTIRELY WITHIN SUCH STATE, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES.

13.           Costs and Expenses.  The Company hereby affirms its obligation under Section 15.5 of the Credit Agreement to reimburse the Administrative Agent for all reasonable out-of-pocket costs and expenses paid or incurred thereby in connection with the preparation, execution and delivery of this Amendment including but not limited to the Attorney Costs with respect hereto.

14.           Grantor Consent.  Each of Parent and Additional Grantor, in its capacity as a Grantor, acknowledges that its consent to the Fourth Amendment is not required, but nevertheless does hereby consent to the Fourth Amendment and to the documents and agreements referred to therein.  Nothing herein or in the Fourth Amendment shall in any way limit any of the terms or provisions of the Collateral Documents executed by each of Parent and Additional Grantor in the Administrative Agent’s or the Lenders’ favor, or any other Loan Document executed by each of Parent and Additional Grantor (as the same may be amended from time to time), all of which are hereby ratified and affirmed in all respects.

[signature page follows]

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The parties hereto have caused this Amendment to be executed by their duly authorized officers, all as of the day and year first above written.

LECG, LLC

By:	/s/ Steven R. Fife
Name:	Steven R. Fife
Title:	CFO

LECG CORPORATION

By:	/s/ Steven R. Fife
Name:	Steven R. Fife
Title:	CFO

LECG CANADA HOLDING, INC.

By:	/s/ Steven R. Fife
Name:	Steven R. Fife
Title:	CFO

BANK OF AMERICA, N.A.,
as Administrative Agent

By:	/s/ Ken Puro
Name:	Ken Puro
Title:	Vice President

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